Exhibit 99.1

EXPLANATION OF RESPONSES

(1)  209,429 shares are held of record by Insight Venture Partners VIII, L.P. (“IVP VIII”).  54,173 shares are held of record by Insight Venture Partners (Cayman) VIII, L.P. (“IVP Cayman VIII”). 66,424 shares are held of record by Insight Venture Partners (Delaware) VIII, L.P. (“IVP Delaware VIII”).  7,474 shares are held of record by Insight Venture Partners VIII (Co-Investors), L.P. (“IVP VIII Co-Investors”).  IVP VIII, IVP Cayman VIII, IVP Delaware VIII and IVP VIII Co-Investors are collectively referred to as the “Insight VIII Funds.”  195,796 shares are held of record by Insight Venture Partners Coinvestment Fund III, L.P. (“IVP Coinvestment III”).  141,704 shares held of record by Insight Venture Partners Coinvestment Fund (Delaware) III, L.P. (“IVP Coinvestment Delaware III”).  IVP Coinvestment III and IVP Coinvestment Delaware III are together referred to as the “Insight Coinvestment III Funds” and the Insight VIII Funds and the Insight Coinvestment III Funds are together referred to as the “Insight Funds.”

The amount listed as owned by each Insight VIII Fund may be deemed to be attributable to each of the other Insight VIII Funds, Insight Venture Associates VIII, L.P. (“IVA VIII”), Insight Venture Associates VIII, Ltd. (“IVA VIII Ltd”) and Insight Holdings Group, LLC (“Holdings”) because Holdings is the sole shareholder of IVA VIII Ltd, which in turn is the general partner of IVA VIII, which in turn is the general partner of each of the Insight VIII Funds.  The amount listed as owned by each Insight Coinvestment III Fund may be deemed attributable to the other Insight Coinvestment III Fund and Holdings because Holdings is the sole shareholder of Insight Venture Associates Coinvestment III, Ltd., which in turn is the general partner of Insight Venture Associates Coinvestment III, L.P., which in turn is the general partner of each of the Insight Coinvestment III Funds.

Each of Jeffrey Horing, Deven Parekh, Peter Sobiloff, Michael Triplett and Jeffrey Lieberman is a member of the board of managers of Holdings and as such shares voting and dispositive power over the shares held by the Insight Funds.  The foregoing is not an admission by IVA VIII, IVA VIII Ltd or Holdings that it is the beneficial owner of the shares held by the Insight Funds.  Each of Messrs. Horing, Parekh, Sobiloff, Triplett and Lieberman disclaims beneficial ownership of the shares held by the Insight Funds except to the extent of his pecuniary interest therein.

(2) Each share of Series B Preferred Stock and Series C Preferred Stock automatically converted into one (1) share of Class B Common Stock immediately prior to the consummation of the issuer’s initial public offering for no additional consideration.

(3) Each share of Class B Common Stock is convertible, at any time at the option of the holder, into one (1) share of Class A Common Stock. In addition, pursuant to the Issuer's Restated Certificate of Incorporation (the "Post-Effective Certificate") that will be effective upon the consummation of the Issuer's initial public offering, each share of Class B Common Stock will convert automatically into one (1) share of Class A Common Stock upon the transfer, whether or not for value, to any transferee who is not a “Permitted Transferee”, as defined in the Issuer's Post-Effective Certificate. The shares of Class B Common Stock have no expiration date.

(4) Each share of Class B Common Stock will convert automatically into one (1) share of Class A Common Stock upon the earliest to occur of the following: (a) the date specified by a vote of the holders of 66 2/3% of the outstanding shares of Class B Common Stock, (b) March 23, 2027, and (c) the date the shares of Class B Common Stock cease to represent at least 10% of all outstanding shares of Common Stock. The shares of Class A Common Stock and Class B Common Stock have no expiration date.

(5)  688,504 shares are held of record by IVP VIII.  178,096 shares are held by IVP Cayman VIII.  218,372 shares are held of record by IVP Delaware VIII.  24,572 shares are held of record by IVP VIII Co-Investors.  643,689 shares are held of record by IVP Coinvestment III.  465,856 shares held of record by IVP Coinvestment Delaware III.  See footnote (1) above for a description of the relationship among the Insight Funds, IVA VIII, IVA VIII Ltd and Holdings.

(6)  567,700 shares are held of record by IVP VIII.  146,848 shares are held by IVP Cayman VIII.  180,057 shares are held of record by IVP Delaware VIII.  20,261 shares are held of record by IVP VIII Co-Investors.  530,748 shares are held of record by IVP Coinvestment III.  384,118 shares held of record by IVP Coinvestment Delaware III.  See footnote (1) above for a description of the relationship among the Insight Funds, IVA VIII, IVA VIII Ltd and Holdings.

(7)  3,993,269 shares are held of record by IVP VIII.  1,032,943 shares are held by IVP Cayman VIII.  1,266,543 shares are held of record by IVP Delaware VIII.  142,515 shares are held of record by IVP VIII Co-Investors.  3,733,342 shares are held of record by IVP Coinvestment III.  2,701,933 shares held of record by IVP Coinvestment Delaware III.  See footnote (1) above for a description of the relationship among the Insight Funds, IVA VIII, IVA VIII Ltd and Holdings.